UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

Commission File Number: 333-121034

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
370 Interlocken Blvd. Suite 400 Broomfield, Colorado (Address of principal executive office)	80021 (Postal Code)
(303) 327-1571 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 14, 2008, the Jayhawk Energy, Inc. (“Registrant”) executed a Purchase and Sale Agreement with Missouri Gas Partners LLP, pursuant to which the Registrant will acquire certain oil, gas and mineral rights and interests and other related operating assets located in Crawford and Bourbon Counties, Kansas in exchange for $140,006 in cash and 286,550 shares of the Company’s common stock. The land base in this acquisition is contiguous to the “Galaxy Energy Inc” acquisition, set to close March, 31, 2008. This brief description of the Purchase and Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement attached to this report as Exhibit 10.7.

Item 7.01 - Regulation FD Disclosure.

On March 17, 2008, the Registrant issued a press release announcing the execution of Purchase and Sale Agreement with Missouri Gas Partners LLP. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.7	Purchase and Sale Agreement dated March 14, 2008, by and among Jayhawk Energy, Inc., and Missouri Gas Partners LLP.
99.1	Press Release dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date:  March 20, 2008
By: /s/ Lindsay E. Gorrill
                                                                           Name:  Lindsay E. Gorrill
Title:  President and CEO